Exhibit 99.1
News Release
FIS Reports Fourth Quarter and Full Year 2015 Results

Full year 2015

•	Revenue of $6.6 billion

•	EPS from continuing operations of $2.21, or $3.22 on an adjusted basis

•	Free cash flow of $920.9 million

Fourth quarter 2015

•	Revenue of $1.9 billion

•	EPS from continuing operations of $0.35, or $0.93 on an adjusted basis

•	Free cash flow of $399.1 million

JACKSONVILLE, Fla., February 9, 2016 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported a full year 2015 revenue increase of three percent to $6.6 billion. The increase was seven percent on an adjusted constant currency basis. GAAP net earnings from continuing operations attributable to common stockholders was $638.8 million, or $2.21 per diluted share, compared to $690.5 million, or $2.39 per diluted share in 2014.

2015 full year adjusted EBITDA increased five percent to $2.0 billion. The increase was eight percent on a constant currency basis. Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased four percent to $930.4 million. Adjusted net earnings per diluted share increased four percent to $3.22 from $3.10 in 2014. Full year non-GAAP adjusted net earnings from continuing operations adjusts for acquisition-related deferred revenue adjustments of $0.10 per share, acquisition, integration, and severance costs of $0.45 per share, a $0.19 per share benefit from gains on divestitures, global restructuring of $0.10 per share, and purchase accounting amortization expense of $0.54 per share.

“The resilience of our business model characterized by highly recurring revenues and operational efficiencies allowed us to deliver strong cash flows and earnings,” said Gary Norcross, president and chief executive officer, FIS. “The end-of-year closing of the SunGard acquisition allows us to leverage our newly expanded IP-led solutions portfolio to create deeper and broader relationships with our more than 20,000 clients. The acquisition creates a solid foundation for meeting our 2016 goals and driving long-term value creation for our shareholders.”

Fourth Quarter 2015

The quarter ending December 31, 2015, benefitted from the acquisition, increasing reported revenue eleven percent to $1.9 billion from $1.7 billion in the fourth quarter of 2014, or eighteen percent on an adjusted constant currency basis. GAAP net earnings from continuing operations attributable to common stockholders was $105.5 million, or $0.35 per diluted share, compared to $202.4 million, or $0.71 per diluted share in the prior year quarter.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $278.4 million in the fourth quarter of 2015 from $249.3 million in the prior year quarter. Adjusted net earnings per diluted share increased seven percent to $0.93 per share from $0.87 per share in the fourth quarter 2014. Fourth quarter non-GAAP adjusted net earnings from continuing operations adjusts for acquisition-related deferred revenue adjustments of $0.10 per share, acquisition, integration, and severance costs of $0.26 per share, a $0.03 per share tax impact from the sale of our gaming industry check warranty business earlier in the year, and costs pertaining to acquisition-related purchase accounting amortization expense of $0.19 per share.

Adjusted EBITDA increased nineteen percent to $624.1 million in the fourth quarter of 2015 from $525.6 million in the prior year quarter and was up twenty-one percent on a constant currency basis. Adjusted EBITDA margin was 32.5 percent compared to 31.1 percent in the prior year period.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

•	Integrated Financial Solutions:
Fourth quarter revenue on a reported basis grew three percent to $1.02 billion from $989.3 million in the fourth quarter of 2014. Adjusted EBITDA increased to $405.3 million from $394.2 million in the fourth quarter of 2014, while adjusted EBITDA margin was 39.7 percent compared to 39.8 percent in the prior year period.

Full year 2015 revenue increased two percent on a reported basis to $3.93 billion from $3.86 billion in the prior year. Full year adjusted EBITDA increased two percent to $1.57 billion compared to $1.54 billion in 2014, and adjusted EBITDA margin increased to 40.0 percent compared to 39.8 percent in the prior year period.

•	Global Financial Solutions:
Fourth quarter revenue on a reported basis increased twenty-nine percent to $902.2 million from $701.0 million in the fourth quarter of 2014 and increased thirty-eight percent on a constant currency basis. Adjusted EBITDA increased to $259.0 million from $173.1 million in the fourth quarter of 2014, while adjusted EBITDA margin expanded to 28.7 percent compared to 24.7 percent in the prior year period. This segment’s results include earnings from SunGard, following the acquisition which closed on November 30, 2015.

Full year 2015 revenue increased six percent on a reported basis to $2.72 billion from $2.56 billion in the prior year. Full year adjusted EBITDA increased fifteen percent to $628.9 million compared to $545.7 million in 2014 and adjusted EBITDA margin increased to 23.1 percent compared to 21.3 percent in the prior year period.

•	Corporate / Other:
Fourth quarter corporate operating loss as reported increased $172.0 million to $290.4 million due largely to acquisition-related expenses. On an adjusted basis, fourth quarter 2015 corporate operating loss decreased four percent to $40.2 million compared to $41.7 million in the prior year quarter. Fourth quarter interest expense, net of interest income, increased to $74.6 million from $36.8 million in the fourth quarter 2014. The effective tax rate was 36.7 percent in the fourth quarter and 36.5 percent for the full year 2015.

The effective tax rate on an adjusted basis was 33.4 percent in the fourth quarter and 33.1 percent for the full year 2015.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $687.6 million as of December 31, 2015. Debt outstanding totaled approximately $11.51 billion compared to $5.07 billion as of year-end 2014, reflecting the incremental debt issued in conjunction with the SunGard acquisition.

Net cash provided by operations was $1.14 billion and adjusted cash flow from operations was $1.34 billion for the year. Capital expenditures increased to $415.3 million from $371.2 million in 2014. Free cash flow was $920.9 million for the year, compared to $864.3 million in the prior year.

In the first half of 2015, FIS repurchased approximately 4.5 million common shares at a total cost of approximately $300 million and an average cost of $66.10 per share. The company paid shareholder dividends totaling approximately $305 million in 2015 compared to $275 million in 2014.

2016 Outlook

FIS’ outlook for revenue growth and earnings per share in 2016 is as follows:

•	Organic revenue growth of 3 to 4 percent

•	Adjusted EPS from continuing operations of $3.70 to $3.80, an increase of 15 to 18 percent compared to $3.22 per share in 2015

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will announce fourth quarter and full-year 2015 financial results on Tuesday, February 9 prior to market open. The company will sponsor a live webcast of its earnings conference call with the investment community, beginning at 8:30 a.m. (EST) Tuesday, February 9. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include constant currency revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations, free cash flow and organic revenue.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller.

Adjusted revenue (2015) includes reported revenue and is increased to adjust for the purchase accounting deferred revenue adjustment to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard but was not recognized due to GAAP purchase accounting adjustments.

Constant currency revenue is reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current year.

Adjusted constant currency basis reflects adjusted revenue excluding the impact of fluctuations in foreign currency exchange rates.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-recurring or unusual in nature, the removal of which improves comparability of operating results across reporting periods.

Adjusted net earnings from continuing operations excludes the after tax impact of certain costs and other transactions which management deems non-recurring or unusual in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the after tax impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or adjusted EPS, reflects adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-recurring or unusual in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Organic revenue growth includes current period reported revenue excluding the impact of foreign currency translation over an adjusted prior period excluding impact of acquisitions and divestitures.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 55,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that our acquisition, completed on November 30, 2015 of SunGard (the “Acquisition”), disrupts current plans and operations;

•	the effects of the Acquisition on our financial results;

•	potential difficulties in employee retention as a result of the Acquisition;

•	disruption from the Acquisition, making it difficult to maintain business and operational relationships;

•	the risk that the acquired businesses will not be integrated successfully, may be more costly, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from the Acquisition may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our and software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 9, 2016

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2015 and 2014

Exhibit B	Consolidated Balance Sheets - Unaudited as of December 31, 2015 and December 31, 2014

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2015 and 2014

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2015 and 2014

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2015 and 2014

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Processing and services revenues	$1,874.8	$1,689.1	$6,595.2	$6,413.8
Cost of revenues	1,232.6	1,116.9	4,393.2	4,328.3
Gross profit	642.2	572.2	2,202.0	2,085.5
Selling, general and administrative expenses	383.4	221.1	1,102.8	814.9
Operating income	258.8	351.1	1,099.2	1,270.6
Other income (expense):
Interest expense, net	(74.6)	(36.8)	(183.4)	(157.5)
Other income (expense), net	(8.4)	(3.2)	121.1	(59.7)
Total other income (expense), net	(83.0)	(40.0)	(62.3)	(217.2)
Earnings from continuing operations before income taxes	175.8	311.1	1,036.9	1,053.4
Provision for income taxes	64.6	101.4	378.8	335.1
Earnings from continuing operations, net of tax	111.2	209.7	658.1	718.3
Earnings (loss) from discontinued operations, net of tax	(0.3)	(7.1)	(7.3)	(11.4)
Net earnings	110.9	202.6	650.8	706.9
Net earnings attributable to noncontrolling interest	(5.7)	(7.3)	(19.3)	(27.8)
Net earnings attributable to FIS common stockholders	$105.2	$195.3	$631.5	$679.1
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.36	$0.72	$2.24	$2.42
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	(0.03)	(0.03)	(0.04)
Net earnings per share-basic attributable to FIS common stockholders *	$0.36	$0.69	$2.22	$2.38
Weighted average shares outstanding-basic	295.7	282.8	285.0	284.8
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.35	$0.71	$2.21	$2.39
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	(0.02)	(0.03)	(0.04)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.35	$0.68	$2.19	$2.35
Weighted average shares outstanding-diluted	299.2	286.5	288.7	288.7
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$105.5	$202.4	$638.8	$690.5
Earnings (loss) from discontinued operations, net of tax	(0.3)	(7.1)	(7.3)	(11.4)
Net earnings attributable to FIS common stockholders	$105.2	$195.3	$631.5	$679.1

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$687.6	$492.8
Settlement deposits	370.9	393.9
Trade receivables, net	1,701.2	1,126.4
Settlement receivables	161.9	153.7
Other receivables	196.6	31.5
Due from Brazilian venture partner	30.5	33.6
Prepaid expenses and other current assets	262.9	167.0
Deferred income taxes	99.8	67.4
Assets held for sale	—	6.8
Total current assets	3,511.4	2,473.1
Property and equipment, net	610.7	483.3
Goodwill	14,744.7	8,877.6
Intangible assets, net	5,159.2	1,268.0
Computer software, net	1,583.6	893.4
Deferred contract costs, net	253.0	213.2
Other noncurrent assets	406.2	311.9
Total assets	$26,268.8	$14,520.5

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,186.4	$730.3
Settlement payables	537.7	558.4
Deferred revenues	615.3	279.4
Current portion of long-term debt	15.3	13.1
Due to Brazilian venture partner	9.2	13.3
Liabilities held for sale	—	4.4
Total current liabilities	2,363.9	1,598.9
Long-term debt, excluding current portion	11,497.8	5,054.6
Deferred income taxes	2,658.4	874.4
Due to Brazilian venture partner	24.0	29.6
Deferred revenues	30.4	26.1
Other long-term liabilities	287.5	245.4
Total liabilities	16,862.0	7,829.0
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4.3	3.9
Additional paid in capital	10,209.7	7,336.8
Retained earnings	3,072.9	2,746.8
Accumulated other comprehensive earnings (loss)	(279.4)	(107.2)
Treasury stock $0.01 par value	(3,686.5)	(3,423.6)
Total FIS stockholders’ equity	9,321.0	6,556.7
Noncontrolling interest	85.8	134.8
Total equity	9,406.8	6,691.5
Total liabilities and equity	$26,268.8	$14,520.5

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2015	2014
Cash flows from operating activities:
Net earnings	$650.8	$706.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	669.5	626.3
Amortization of debt issue costs	10.8	19.7
Gain on sale of assets	(149.1)	—
Stock-based compensation	97.9	55.7
Deferred income taxes	53.5	(5.5)
Excess income tax benefit from exercise of stock options	(28.6)	(39.5)
Other operating activities, net	3.5	20.9
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(102.8)	(115.2)
Settlement activity	5.1	(6.3)
Prepaid expenses and other assets	(39.8)	(34.2)
Deferred contract costs	(119.5)	(86.6)
Deferred revenue	63.3	32.5
Accounts payable, accrued liabilities and other liabilities	22.3	(9.8)
Net cash provided by operating activities	1,136.9	1,164.9

Cash flows from investing activities:
Additions to property and equipment	(133.3)	(148.5)
Additions to computer software	(282.0)	(222.7)
Proceeds from sale of assets	241.0	—
Acquisitions, net of cash acquired and equity investments	(1,720.4)	(595.2)
Other investing activities, net	(3.3)	(18.2)
Net cash used in investing activities	(1,898.0)	(984.6)

Cash flows from financing activities:
Borrowings	13,216.4	7,936.1
Repayment of borrowings and capital lease obligations	(11,560.6)	(7,364.2)
Debt issuance costs	(37.2)	(13.8)
Excess income tax benefit from exercise of stock options	28.6	39.5
Proceeds from exercise of stock options	57.1	61.1
Treasury stock activity	(320.4)	(521.9)
Dividends paid	(304.7)	(275.1)
Distribution to Brazilian Venture partner	(23.6)	(34.8)
Other financing activities, net	(40.9)	(25.0)
Net cash provided by (used in) financing activities	1,014.7	(198.1)

Effect of foreign currency exchange rate changes on cash	(58.8)	(36.9)

Net increase (decrease) in cash and cash equivalents	194.8	(54.7)
Cash and cash equivalents, at beginning of period	492.8	547.5
Cash and cash equivalents, at end of period	$687.6	$492.8

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended December 31, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,020.4	$902.2	$(47.8)	$1,874.8
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	47.5	47.5
Adjusted processing and services revenue from continuing operations	$1,020.4	$902.2	$(0.3)	$1,922.3

Operating income (loss)	$346.5	$202.7	$(290.4)	$258.8
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	47.5	47.5
Acquisition, integration and severance costs (2)	—	—	112.1	112.1
Purchase accounting amortization (3)	—	4.3	83.6	87.9
Non-GAAP operating income (loss)	346.5	207.0	(47.2)	506.3
Depreciation and amortization from continuing operations	58.8	52.0	7.0	117.8
Adjusted EBITDA	$405.3	$259.0	$(40.2)	$624.1

Non-GAAP operating margin	34.0%	22.9%	N/M	26.3%

Adjusted EBITDA margin	39.7%	28.7%	N/M	32.5%

	Three months ended December 31, 2014
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$989.3	$701.0	$(1.2)	$1,689.1
Operating income (loss)	$337.4	$132.1	$(118.4)	$351.1
Non-GAAP adjustments:
Acquisition, integration and severance costs (2)	—	—	14.3	14.3
Purchase accounting amortization (3)	—	—	52.0	52.0
Non-GAAP operating income (loss)	337.4	132.1	(52.1)	417.4
Depreciation and amortization from continuing operations	56.8	41.0	10.4	108.2
Adjusted EBITDA	$394.2	$173.1	$(41.7)	$525.6

Non-GAAP operating margin	34.1%	18.8%	N/M	24.7%

Adjusted EBITDA margin	39.8%	24.7%	N/M	31.1%

Total adjusted revenue growth from prior year period
Three months ended December 31, 2015 (4)	3.1%	28.7%	N/M	13.8%

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (7) to Exhibit E.

(4)
Total adjusted revenue growth for the three months ended December 31, 2015, includes revenues from our SunGard acquisition beginning November 30, 2015 included in the Global Financial Solutions segment.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

			Exhibit D (continued)

	Year ended December 31, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$3,928.9	$2,717.1	$(50.8)	$6,595.2
Non-GAAP adjustments:
Acquisition deferred revenue adjustments (1)	—	—	47.5	47.5
Adjusted processing and services revenue from continuing operations	$3,928.9	$2,717.1	$(3.3)	$6,642.7

Operating income (loss)	$1,342.8	$448.0	$(691.6)	$1,099.2
Non-GAAP adjustments:
Acquisition deferred revenue adjustments (1)	—	—	47.5	47.5
Acquisition, integration and severance costs (2)	—	—	171.3	171.3
Global restructure (3)	—	—	44.6	44.6
Purchase accounting amortization (4)	—	4.4	234.2	238.6
Non-GAAP operating income (loss)	1,342.8	452.4	(194.0)	1,601.2
Depreciation and amortization from continuing operations	226.8	176.5	28.1	431.4
Adjusted EBITDA	$1,569.6	$628.9	$(165.9)	$2,032.6

Non-GAAP operating margin	34.2%	16.7%	N/M	24.1%

Adjusted EBITDA margin	40.0%	23.1%	N/M	30.6%

	Year ended December 31, 2014
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$3,858.8	$2,557.3	$(2.3)	$6,413.8
Non-GAAP adjustments:
Contract settlement (5)	9.0	—	—	9.0
Adjusted processing and services revenue from continuing operations	$3,867.8	$2,557.3	$(2.3)	$6,422.8
Operating income (loss)	$1,314.8	$386.9	$(431.1)	$1,270.6
Non-GAAP adjustments:
Acquisition, integration and severance costs (2)	—	—	21.5	21.5
Contract settlement (5)	9.0	—	—	9.0
Purchase accounting amortization (4)	—	0.1	214.8	214.9
Non-GAAP operating income (loss)	1,323.8	387.0	(194.8)	1,516.0
Depreciation and amortization from continuing operations	216.3	158.7	36.4	411.4
Adjusted EBITDA	$1,540.1	$545.7	$(158.4)	$1,927.4

Non-GAAP operating margin	34.2%	15.1%	N/M	23.6%

Adjusted EBITDA margin	39.8%	21.3%	N/M	30.0%

Total adjusted revenue growth from prior year period
Year ended December 31, 2015 (6)	1.6%	6.2%	N/M	3.4%

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (4) to Exhibit E.
(4)See note (7) to Exhibit E.
(5)See note (6) to Exhibit E.

(6)	Total adjusted revenue growth for the year ended December 31, 2015, includes revenues from our SunGard acquisition beginning November 30, 2015 included in the Global Financial Solutions segment.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CONSTANT CURRENCY REVENUE — UNAUDITED
(In millions)

				Exhibit D (continued)

	Three months ended December 31,
	2015			2014
			Constant		Constant
			Currency		Currency
	Revenue (1)	FX	Revenue	Revenue	Growth
Integrated Financial Solutions	$1,020.4	$0.3	$1,020.7	$989.3	3.2%
Global Financial Solutions	902.2	62.8	965.0	701.0	37.7%
Corporate and Other	(0.3)	—	(0.3)	(1.2)	N/M
Total processing and services revenue	$1,922.3	$63.1	$1,985.4	$1,689.1	17.5%

	Year ended December 31,
	2015			2014
			Constant		Constant
			Currency		Currency
	Revenue (1)	FX	Revenue	Revenue (2)	Growth
Integrated Financial Solutions	$3,928.9	$1.9	$3,930.8	$3,867.8	1.6%
Global Financial Solutions	2,717.1	241.5	2,958.6	2,557.3	15.7%
Corporate and Other	(3.3)	(0.3)	(3.6)	(2.3)	N/M
Total processing and services revenue	$6,642.7	$243.1	$6,885.8	$6,422.8	7.2%

(1)	As adjusted. See note (1) to Exhibit E.

(2)	As adjusted. See note (6) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2015	December 31, 2015
Net cash provided by operating activities	$439.4	$1,136.9
Non-GAAP adjustments:
Capco acquisition related payments (1)	—	36.2
Severance payments (2)	9.1	30.1
Tax payment for Gaming sale (3)	21.9	87.6
SunGard acquisition expenses (4)	36.0	50.5
Settlement activity	2.3	(5.1)
Adjusted cash flows from operations	508.7	1,336.2
Capital expenditures	(109.6)	(415.3)
Free cash flow	$399.1	$920.9

	Three months ended	Year ended
	December 31, 2014	December 31, 2014
Net cash provided by operating activities	$477.8	$1,164.9
Non-GAAP adjustments:
Capco acquisition related payments (1)	2.0	34.8
Bond premium payment (5)	—	29.5
Settlement activity	(24.4)	6.3
Adjusted cash flows from operations	455.4	1,235.5
Capital expenditures	(98.6)	(371.2)
Free cash flow	$356.8	$864.3

(1)
Adjusted cash flow from operations and free cash flow for the year ended December 31, 2015 and for the three months and year ended December 31, 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)	Adjusted cash flow from operations and free cash flow for the three months and year ended December 31, 2015 excludes certain severance payments, net of the related tax impact.

(3)
Adjusted cash flow from operations and free cash flow for the the three months and year ended December 31, 2015 excludes the third and fourth quarter tax payments related to the gain on the sale of check warranty contracts in the gaming industry, which was recognized during the second quarter.

(4)
Adjusted cash flow from operations and free cash flow for the three months and year ended December 31, 2015 excludes cash payments for certain expenses associated with the Company's acquisition of SunGard, net of the related tax impact.

(5)	Adjusted cash flow from operations and free cash flow for the year ended December 31, 2014 is adjusted for the one time bond premium payment on our 2020 senior notes that were redeemed in July 2014.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2015	2014	2015	2014

Net earnings from continuing operations attributable to FIS	$105.5	$202.4	$638.8	$690.5
Plus provision for income taxes	64.6	101.4	378.8	335.1
Interest expense, net	74.6	36.8	183.4	157.5
Other, net	14.1	10.5	(101.8)	87.5

Operating income	258.8	351.1	1,099.2	1,270.6
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	47.5	—	47.5	—
Acquisition, integration and severance (2)	112.1	14.3	171.3	21.5
Global restructure (3)	—	—	44.6	—
Contract settlement (4)	—	—	—	9.0
Purchase accounting amortization (5)	87.9	52.0	238.6	214.9

Non-GAAP operating income	506.3	417.4	1,601.2	1,516.0

Depreciation and amortization from continuing operations	117.8	108.2	431.4	411.4
Adjusted EBITDA	$624.1	$525.6	$2,032.6	$1,927.4

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (4) to Exhibit E.
(4)See note (6) to Exhibit E.
(5)See note (7) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Three months ended December 31, 2015
			Acquisition,
		Acquisition	Integration,
		Deferred	and	Sale of		Purchase
		Revenue	Severance	Gaming		Accounting
	GAAP	Adjustment (1)	Costs (2)	Contracts (3)	Subtotal	Amortization (7)	Non-GAAP
Processing and services revenue	$1,874.8	$47.5	$—	$—	$1,922.3	$—	$1,922.3
Cost of revenues	1,232.6	—	—	—	1,232.6	(87.9)	1,144.7
Gross profit	642.2	47.5	—	—	689.7	87.9	777.6
Selling, general and administrative expenses	383.4	—	(112.1)	—	271.3	—	271.3
Operating income	258.8	47.5	112.1	—	418.4	87.9	506.3
Other income (expense):
Interest income (expense), net	(74.6)	—	—	—	(74.6)	—	(74.6)
Other income (expense), net	(8.4)	—	3.1	—	(5.3)	—	(5.3)
Total other income (expense)	(83.0)	—	3.1	—	(79.9)	—	(79.9)
Earnings (loss) from continuing operations before income taxes	175.8	47.5	115.2	—	338.5	87.9	426.4
Provision for income taxes	64.6	17.4	36.7	(8.6)	110.1	32.2	142.3
Earnings (loss) from continuing operations, net of tax	111.2	30.1	78.5	8.6	228.4	55.7	284.1
Earnings (loss) from discontinued operations, net of tax (8)	(0.3)	—	—	—	(0.3)	—	(0.3)
Net earnings (loss)	110.9	30.1	78.5	8.6	228.1	55.7	283.8
Net (earnings) loss attributable to noncontrolling interest	(5.7)	—	—	—	(5.7)	—	(5.7)
Net earnings (loss) attributable to FIS common stockholders	$105.2	$30.1	$78.5	$8.6	$222.4	$55.7	$278.1

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$105.5	$30.1	$78.5	$8.6	$222.7	$55.7	$278.4
Earnings (loss) from discontinued operations, net of tax (8)	(0.3)	—	—	—	(0.3)	—	(0.3)
Net earnings (loss) attributable to FIS common stockholders	$105.2	$30.1	$78.5	$8.6	$222.4	$55.7	$278.1

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.35	$0.10	$0.26	$0.03	$0.74	$0.19	$0.93
Weighted average shares outstanding — diluted	299.2	299.2	299.2	299.2	299.2	299.2	299.2

Effective tax rate	37%						33%

Supplemental information:
Depreciation and amortization					$205.2	(87.4)	$117.8

Stock compensation expense							$39.1
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

							Exhibit E (continued)

	Year ended December 31, 2015
			Acquisition,
		Acquisition	Integration,
		Deferred	and	Sale of			Purchase
		Revenue	Severance	Gaming	Global		Accounting
	GAAP	Adjustment (1)	Costs (2)	Contracts (3)	Restructure (4)	Subtotal	Amortization(7)	Non-GAAP
Processing and services revenue	$6,595.2	$47.5	$—	$—	$—	$6,642.7	$—	$6,642.7
Cost of revenues	4,393.2	—	—	—	—	4,393.2	(238.6)	4,154.6
Gross profit	2,202.0	47.5	—	—	—	2,249.5	238.6	2,488.1
Selling, general and administrative expenses	1,102.8	—	(171.3)	—	(44.6)	886.9	—	886.9
Operating income	1,099.2	47.5	171.3	—	44.6	1,362.6	238.6	1,601.2
Other income (expense):
Interest income (expense), net	(183.4)	—	—	—	—	(183.4)	—	(183.4)
Other income (expense), net	121.1	—	20.1	(139.4)	—	1.8	—	1.8
Total other income (expense)	(62.3)	—	20.1	(139.4)	—	(181.6)	—	(181.6)
Earnings (loss) from continuing operations before income taxes	1,036.9	47.5	191.4	(139.4)	44.6	1,181.0	238.6	1,419.6
Provision for income taxes	378.8	17.4	62.1	(85.3)	14.6	387.6	82.3	469.9
Earnings (loss) from continuing operations, net of tax	658.1	30.1	129.3	(54.1)	30.0	793.4	156.3	949.7
Earnings (loss) from discontinued operations, net of tax (8)	(7.3)	—	—	—	—	(7.3)	—	(7.3)
Net earnings (loss)	650.8	30.1	129.3	(54.1)	30.0	786.1	156.3	942.4
Net (earnings) loss attributable to noncontrolling interest	(19.3)	—	—	—	—	(19.3)	—	(19.3)
Net earnings (loss) attributable to FIS common stockholders	$631.5	$30.1	$129.3	$(54.1)	$30.0	$766.8	$156.3	$923.1

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$638.8	$30.1	$129.3	$(54.1)	$30.0	$774.1	$156.3	$930.4
Earnings (loss) from discontinued operations, net of tax (8)	(7.3)	—	—	—	—	(7.3)	—	(7.3)
Net earnings (loss) attributable to FIS common stockholders	$631.5	$30.1	$129.3	$(54.1)	$30.0	$766.8	$156.3	$923.1

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$2.21	$0.10	$0.45	$(0.19)	$0.10	$2.68	$0.54	$3.22
Weighted average shares outstanding — diluted	288.7	288.7	288.7	288.7	288.7	288.7	288.7	288.7

Effective tax rate	37%							33%

Supplemental information:
Depreciation and amortization						$669.5	(238.1)	$431.4

Stock compensation expense								$97.9
* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended December 31, 2014
		Acquisition
		Integration
		and			Purchase
		Severance	Refinance		Accounting
	GAAP	Costs (2)	Costs (5)	Subtotal	Amortization (7)	Non-GAAP
Processing and services revenue	$1,689.1	$—	$—	$1,689.1	$—	$1,689.1
Cost of revenues	1,116.9	—	—	1,116.9	(52.0)	1,064.9
Gross profit	572.2	—	—	572.2	52.0	624.2
Selling, general and administrative expenses	221.1	(14.3)	—	206.8	—	206.8
Operating income	351.1	14.3	—	365.4	52.0	417.4
Other income (expense):
Interest income (expense), net	(36.8)	—	—	(36.8)	—	(36.8)
Other income (expense), net	(3.2)	1.2	2.1	0.1	—	0.1
Total other income (expense)	(40.0)	1.2	2.1	(36.7)	—	(36.7)
Earnings (loss) from continuing operations before income taxes	311.1	15.5	2.1	328.7	52.0	380.7
Provision for income taxes	101.4	5.1	0.7	107.2	16.9	124.1
Earnings (loss) from continuing operations, net of tax	209.7	10.4	1.4	221.5	35.1	256.6
Earnings (loss) from discontinued operations, net of tax (8)	(7.1)	—	—	(7.1)	—	(7.1)
Net earnings (loss)	202.6	10.4	1.4	214.4	35.1	249.5
Net (earnings) loss attributable to noncontrolling interest	(7.3)	—	—	(7.3)	—	(7.3)
Net earnings (loss) attributable to FIS common stockholders	$195.3	$10.4	$1.4	$207.1	$35.1	$242.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$202.4	$10.4	$1.4	$214.2	$35.1	$249.3
Earnings (loss) from discontinued operations, net of tax (8)	(7.1)	—	—	(7.1)	—	(7.1)
Net earnings (loss) attributable to FIS common stockholders	$195.3	$10.4	$1.4	$207.1	$35.1	$242.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.71	$0.04	$—	$0.75	$0.12	$0.87
Weighted average shares outstanding — diluted	286.5	286.5	286.5	286.5	286.5	286.5

Effective tax rate	33%					33%

Supplemental information:
Depreciation and amortization				$160.2	(52.0)	$108.2

Stock compensation expense						$15.2
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Year ended December 31, 2014
		Acquisition
		Integration
		and				Purchase
		Severance	Refinance	Contract		Accounting
	GAAP	Costs (2)	Costs (5)	Settlement (6)	Subtotal	Amortization (7)	Non-GAAP
Processing and services revenue	$6,413.8	$—	$—	$9.0	$6,422.8	$—	$6,422.8
Cost of revenues	4,328.3	—	—	—	4,328.3	(214.9)	4,113.4
Gross profit	2,085.5	—	—	9.0	2,094.5	214.9	2,309.4
Selling, general and administrative expenses	814.9	(21.5)	—	—	793.4	—	793.4
Operating income	1,270.6	21.5	—	9.0	1,301.1	214.9	1,516.0
Other income (expense):
Interest income (expense), net	(157.5)	—	—	—	(157.5)	—	(157.5)
Other income (expense), net	(59.7)	17.4	37.5	—	(4.8)	—	(4.8)
Total other income (expense)	(217.2)	17.4	37.5	—	(162.3)	—	(162.3)
Earnings (loss) from continuing operations before income taxes	1,053.4	38.9	37.5	9.0	1,138.8	214.9	1,353.7
Provision for income taxes	335.1	12.4	11.7	3.0	362.2	68.4	430.6
Earnings (loss) from continuing operations, net of tax	718.3	26.5	25.8	6.0	776.6	146.5	923.1
Earnings (loss) from discontinued operations, net of tax (8)	(11.4)	—	—	—	(11.4)	—	(11.4)
Net earnings (loss)	706.9	26.5	25.8	6.0	765.2	146.5	911.7
Net (earnings) loss attributable to noncontrolling interest	(27.8)	—	—	—	(27.8)	—	(27.8)
Net earnings (loss) attributable to FIS common stockholders	$679.1	$26.5	$25.8	$6.0	$737.4	$146.5	$883.9

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$690.5	$26.5	$25.8	$6.0	$748.8	$146.5	$895.3
Earnings (loss) from discontinued operations, net of tax (8)	(11.4)	—	—	—	(11.4)	—	(11.4)
Net earnings (loss) attributable to FIS common stockholders	$679.1	$26.5	$25.8	$6.0	$737.4	$146.5	$883.9

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$2.39	$0.09	$0.09	$0.02	$2.59	$0.51	$3.10
Weighted average shares outstanding — diluted	288.7	288.7	288.7	288.7	288.7	288.7	288.7

Effective tax rate	32%						32%

Supplemental information:
Depreciation and amortization					$626.3	(214.9)	$411.4

Stock compensation expense							$55.7
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and years ended December 31, 2015 and 2014.

The adjustments are as follows:

(1)
This column represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard but was not recognized due to GAAP purchase accounting requirements.

(2)	This column represents non-recurring transaction and other costs, including integration activities, related to acquisitions and other severance costs.

(3)
This column represents gain on the sale of check warranty contracts and other assets in the gaming industry. The sale did not meet the standard necessary to be reported as discontinued operations and, therefore, the gain and related prior period earnings remain reported within earnings from continuing operations. The income tax adjustment for the three months ended December 31, 2015 represents the current quarter tax rate impact of the gain recorded earlier in the year.

(4)
The Global Restructure column represents severance costs incurred in connection with the reorganization and streamlining of operations in our Global Financial Solutions segment in order to focus on growth and specific market demands of clientele in that market.

(5)	This column represents the write-off of certain previously capitalized debt issuance costs and the payment of a $29.5 million bond premium associated with the early redemption of certain debt.

(6)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(7)
This column represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions including customer relationships, contract value, trademarks and tradenames, and non-compete agreements. Beginning with the 2015 acquisition of SunGard, this column also includes the incremental amortization associated with purchase price adjustments to technology assets acquired. The allocation of purchase price for SunGard to assets and liabilities as of December 31, 2015 is provisional and may be adjusted in future periods. The financial statements will not be retrospectively adjusted for any adjustments to provisional amounts that occur in subsequent periods.  Rather, we will recognize any adjustments in the reporting period in which the adjustment is determined. We will also be required to record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of any change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

(8)
During the 2015 and 2014 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the Consolidated Statements of Earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. During the second quarter of 2014, management committed to a plan to sell our primary business operations in China because they do not align with our strategic plans. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
China business line	$—	$(3.1)	$(3.9)	$(5.1)
Participacoes	(0.3)	(4.0)	(3.4)	(6.3)
Total discontinued operations	$(0.3)	$(7.1)	$(7.3)	$(11.4)